EXHIBIT 32

   CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED

   Certifications Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
   Section 906 of the Sarbanes-Oxley Act of 2002


   In connection with the Quarterly Report of Lazare Kaplan International Inc. (the "Company") on Form 10-Q for the period ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Leon Tempelsman and William H. Moryto, Chief Executive Officer and Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

   Date: January 12, 2007



         /s/ Leon Tempelsman                       /s/ William H. Moryto
         -------------------------                 -------------------------
         Leon Tempelsman                           William H. Moryto
         (Chief Executive Officer)                 (Chief Financial Officer)